JPMorgan Funds - Undiscovered Managers Funds
Rule 10f-3 Transactions
For the period from March 1, 2016 to August 31, 2016

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Realty Income Fund
Trade Date 4/12/2016
Issuer Spirit Realty Capital (SRC) Secondary
CUSIP/ Sedol 84860W102
Shares 569,890
Offering Price $11.15
Spread $0.45
Cost $6,354,274
Dealer Executing Trade Morgan Stanley
% of Offering* 1.92%
Syndicate Morgan Stanley / BofA Merrill Lynch / J.P. Morgan / Deutsche Bank Securities / RBC Capital Markets / SunTrust Robinson Humphrey / Wells Fargo Securities / Baird / BTIG / Capital One Securities / Scotiabank / Ramirez & Co., Inc. / Raymond James / Stifel / Ladenburg Thalmann / Sandler O'Neill + Partners, L.P.
Fund JPMorgan Realty Income Fund
Trade Date 7/12/2016
Issuer Regency Centers Corporation (REG) Secondary
CUSIP/ Sedol 75884910
Shares 88,700
Offering Price $81.25
Spread $1.27
Cost $7,206,875
Dealer Executing Trade BofA Merrill Lynch
% of Offering* 3.73%
Syndicate BofA Merrill Lynch/Wells Fargo Securities/J.P. Morgan/Baird/BTIG/SunTrust Humphrey/BB&T Capital Markets/PNC Capital Markets LLC/Mizuho Securities/SMBC Nikko
Fund JPMorgan Realty Income Fund
Trade Date 8/2/2016
Issuer Brixor Property Group Inc. (BRX) Secondary
CUSIP/ Sedol 11120U10
Shares 368,700
Offering Price $27.60
Spread $0.17
Cost $10,176,120
Dealer Executing Trade Deutsche Bank Securities
% of Offering* 2.84%
Syndicate J.P. Morgan/Duetsche Bank Securities
Fund JPMorgan Realty Income Fund
Trade Date 8/10/2016
Issuer CyrusOne Inc. (CONE) Secondary
CUSIP/ Sedol 23283R10
Shares 48,000
Offering Price $50.50
Spread $2.02
Cost $2,424,000
Dealer Executing Trade Goldman Sachs and Company New York
% of Offering* 1.30%
Syndicate Goldman, Sachs & Co./Morgan Sanley/Barclays/Deutsche Bank Securities/J.P. Morgan/TD Securities/BofA Merrill Lynch/Citigroup/Jefferies/KeyBanc Capial Markets/RBC Capital Markets/Stifel/SunTrust Robinson Humphrey/Cowen and Company/Synovus Securities, Inc.
Fund JPMorgan Realty Income Fund
Trade Date 8/11/2016
Issuer Brixor Property Group Inc. (BRX) Secondary
CUSIP/ Sedol 11120U10
Shares 168,100
Offering Price $27.55
Spread $0.25
Cost $4,631,155
Dealer Executing Trade Deutsche Bank Securities
% of Offering* 0.50%
Syndicate J.P. Morgan/Deutsche Bank Securities